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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                -----------------

                                    FORM 8-K

                                -----------------

                                 CURRENT REPORT
                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                -----------------

                                 OCTOBER 4, 1996
                                (Date of report)


                        PITTENCRIEFF COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)



             DELAWARE                0-21840              75-2609476
          (State or other          (Commission         (I.R.S. employer
          jurisdiction of          file number)         identification
          incorporation or                                    no.)
           organization)



                                 1 VILLAGE DRIVE
                                    SUITE 500
                              ABILENE, TEXAS  79606
                    (Address of principal executive offices)


                                 (915) 690-5800
                         (Registrant's telephone number,
                              including area code)


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     ITEM 5.  OTHER EVENTS.

     Pittencrieff Communications, Inc. ("PCI"), has entered into an Agreement of Merger and Plan of Reorganization dated as of October 2, 1996, with Nextel Communications, Inc. ("Nextel"), providing for the merger of PCI with a wholly owned subsidiary of Nextel. The stockholders of PCI will receive a maximum of 8,782,403 shares of Nextel Class A Common Stock, subject to certain adjustments, as a result of the merger. The merger is subject to regulatory and PCI stockholder approval and customary closing conditions.

     ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

              (a)  Financial statements of businesses acquired.

                   Not applicable.

              (b)  Pro forma financial information.

                   Not applicable.

              (c)  Exhibits.

     NO.           DESCRIPTION
     ---           -----------

     2.1      --   Agreement of Merger and Plan of Reorganization dated as of
                   October 2, 1996, by and between Nextel Communications, Inc.,
                   Nextel Finance Company, DCI Merger, Inc., and Pittencrieff
                   Communications, Inc.

    99.1      --   Press Release dated October 3, 1996



                                       2



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   PITTENCRIEFF COMMUNICATIONS, INC.



Dated:  October 4, 1996                By:  /s/ C.G. WHITTEN
                                            -------------------------------
                                            C.G. Whitten,
                                            Senior Vice President,
                                            General Counsel, and Secretary



                                       3

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                                 INDEX TO EXHIBITS

     NO.           DESCRIPTION
     ---           -----------

     2.1      --   Agreement of Merger and Plan of Reorganization dated as of
                   October 2, 1996, by and between Nextel Communications, Inc.,
                   Nextel Finance Company, DCI Merger, Inc., and Pittencrieff
                   Communications, Inc.

    99.1      --   Press Release dated October 3, 1996